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                         Optical Sensors Incorporated

           Exhibit 11 - Statement Re:  Computation of Per Share Loss
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                                                      Three Months Ended
                                                     March 31,     March 31,
Primary and Fully Diluted:                             1997          1996
                                                  ---------------------------
Weighted average shares outstanding                   8,348,368     3,915,594
                                                  ---------------------------

Total                                                 8,348,368     3,915,594
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Net loss                                            $(2,700,885)  $(2,066,694)
                                                  ===========================

Per share amount                                    $      (.32)  $      (.53)
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